Exhibit 4.3

CF INDUSTRIES, INC.
as Company

CF INDUSTRIES HOLDINGS, INC.
as Parent Guarantor

INDENTURE
dated as of
November 6, 2025

DEBT SECURITIES

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

TRUST INDENTURE ACT CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.09
(b)	7.09, 7.10
311	7.14
312(a)	8.01
(b)	1.06
(c)	1.06
313(a)	8.02(a), (b)
(b)(1)	N.A.
(b)(2)	8.02(a), (b)
(c)	8.02(c)
(d)	8.02(c)
314(a)(1)-(3)	8.03
(a)(4)	5.06
(b)	N.A.
(c)(1)	1.03
(c)(2)	1.03
(c)(3)	N.A.
(d)	N.A.
(e)	1.03
(f)	N.A.
315(a)	7.01(a)
(b)	7.02
(c)	7.01(b)
(d)	7.01(a), (c)
(e)	6.08
316(a) (last sentence)	1.01 (Definition of “Outstanding”)
(a)(1)	6.07
(a)(2)	N.A.
(b)	11.02
(c)	9.02
317(a)	6.03
(b)	5.05
318(a)	1.08

N.A. means not applicable.

* This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

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TABLE OF CONTENTS

Page

I.	DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION	1

1.01	Definitions	1
1.02	Other Definitions	6
1.03	Compliance Certificates and Opinions	6
1.04	Form of Documents Delivered to Trustee	7
1.05	Notices to the Trustee, the Company and Holders	8
1.06	Communications with Holders; Waiver of Notice	9
1.07	Incorporation by Reference of the Trust Indenture Act	9
1.08	Trust Indenture Act Controls	9
1.09	Separability Clause	9
1.10	Benefits of Indenture	9
1.11	Governing Law; Submission to Jurisdiction; Jury Trial Waiver	9
1.12	Legal Holidays	10
1.13	Electronic Signatures and Counterparts	10
1.14	No Adverse Interpretation of Other Agreements	10
1.15	Rules of Construction	10
1.16	U.S.A. PATRIOT Act	11

II.	SECURITY FORMS	12

2.01	Forms Generally	12
2.02	Form of Trustee’s Certificate of Authentication	12
2.03	Forms of Securities	12
2.04	Book-Entry Provisions for Global Securities	13

III.	THE SECURITIES	14

3.01	Amount Unlimited; Issuable in Series	14
3.02	Denominations	18
3.03	Execution, Authentication, Delivery and Dating	18
3.04	Temporary Securities	19
3.05	Registration; Registration of Transfer and Exchange	20
3.06	Mutilated, Destroyed, Lost and Stolen Securities	21
3.07	Payment of Interest; Interest Rights Preserved	21
3.08	Persons Deemed Owners	23
3.09	Cancellation	23
3.10	Computation of Interest; Calculations	23
3.11	CUSIP Numbers, ISINs and Common Code Numbers	23

IV.	REDEMPTION OF SECURITIES	24

4.01	Applicability of Right of Redemption	24
4.02	Election to Redeem; Notice of Redemption; Partial Redemption	24
4.03	Payment of Securities Called for Redemption	25
4.04	Deposit of Funds for Redemption of Securities	26
4.05	Mandatory Redemption	26
4.06	Other Transactions	26

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V.	PARTICULAR COVENANTS	26

5.01	Payments of Principal, Premium, if any, and Interest, if any	26
5.02	Office or Agency for Certain Purposes	27
5.03	Waiver of Certain Covenants	27
5.04	Appointments to Fill Vacancies in Trustee’s Office	27
5.05	Provisions as to Paying Agent	27
5.06	Statement by Officers as to Default	28
5.07	Further Assurances	28

VI.	REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT	28

6.01	Events of Default	28
6.02	Acceleration of Maturity; Rescission and Annulment	30
6.03	Collection of Indebtedness by Trustee; Trustee May Prove Debt	31
6.04	Application of Proceeds	32
6.05	Limitations on Suits by Holders	32
6.06	Powers and Remedies Cumulative; Delay or Omission Not Waiver	32
6.07	Control by Holders; Waiver of Default	33
6.08	Undertaking for Costs	33

VII.	CONCERNING THE TRUSTEE	33

7.01	Certain Duties and Responsibilities	33
7.02	Notice of Defaults	34
7.03	Certain Rights of Trustee	35
7.04	Trustee Not Responsible for Recitals	36
7.05	Trustee and Others May Hold Securities	37
7.06	Moneys Held by Trustee or Paying Agent	37
7.07	Compensation of Trustee and Its Lien	37
7.08	Right of Trustee to Rely on Certificate of Certain Officers	38
7.09	Persons Eligible for Appointment As Trustee	38
7.10	Resignation and Removal of Trustee; Appointment of Successor	38
7.11	Acceptance of Appointment by Successor Trustee	40
7.12	Merger, Conversion or Consolidation of Trustee	40
7.13	Authenticating Agents	41
7.14	Preferential Collection of Claims	42

VIII.	HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY	42

8.01	Company to Furnish Trustee Names and Addresses of Holders	42
8.02	Reports by Trustee	43
8.03	Reports by the Company	43

IX.	CONCERNING THE HOLDERS	44

9.01	Evidence of Action Taken by Holders	44
9.02	Proof of Execution of Instruments and of Holding of Securities	44
9.03	Right of Revocation of Action Taken	45

X.	HOLDERS’ MEETINGS	45

10.01	Rules for Meetings	45

XI.	SUPPLEMENTAL INDENTURES	45

11.01	Supplemental Indentures Without Consent of Holders	45
11.02	Supplemental Indentures With Consent of Holders	47
11.03	Effect of Supplemental Indentures	48
11.04	Notation on Securities in Respect of Supplemental Indentures	48
11.05	Opinion of Counsel and Officer’s Certificate to Be Given to Trustee	49

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XII.	CONSOLIDATION, MERGER AND SALE	49

12.01	Company and any Guarantor May Consolidate or Merge, Etc.	49
12.02	Conditions to the Company’s Consolidation or Merger, Etc.	49
12.03	Conditions to any Guarantor’s Consolidation or Merger, Etc	50
12.04	Documents and Opinion to Be Furnished to the Trustee	50

XIII.	SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE; UNCLAIMED MONEYS	51

13.01	Satisfaction and Discharge	51
13.02	Defeasance and Covenant Defeasance	52
13.03	Application by Trustee of Funds Deposited for Payment of Securities	56
13.04	Repayment of Moneys Held by Paying Agent	56
13.05	Return of Unclaimed Moneys	56
13.06	Reinstatement	56

XIV.	GUARANTEE	56

14.01	Guarantee	56
14.02	Reinstatement	57
14.03	Limitation of the Parent Guarantor’s Liability	58

XV.	IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS	58

15.01	Personal Immunity from Liability of Incorporators, Stockholders, Etc.	58

*	The Table of Contents is not a part of this Indenture.

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INDENTURE, dated as of November 6, 2025, among CF Industries, Inc., a Delaware corporation (the “Company”), CF Industries Holdings, Inc., a Delaware corporation (the “Parent Guarantor”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debt securities to be issued in one or more series as provided in this Indenture (hereinafter called the “Securities”), and the Parent Guarantor has duly authorized the execution and delivery of this Indenture to provide for the guarantee by the Parent Guarantor of the Securities;

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Company and the Parent Guarantor, in accordance with its terms, have been done; and

WHEREAS, the Trustee has the power to enter into this Indenture and to accept and perform its duties as herein created.

NOW THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities:

I.            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.01	Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer, exchange, conversion or other corporate action of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such payment, tender, redemption, transfer, exchange, conversion or other corporate action.

“Authenticating Agent” means any agent of the Trustee that at any time shall be appointed and acting pursuant to the provisions of Section 7.13.

“Authorized Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or Corporate Treasurer, any Assistant Treasurer or Assistant Corporate Treasurer, the Controller or Corporate Controller, any Assistant Controller or Assistant Corporate Controller, the Secretary or any Assistant Secretary of the Company or any Guarantor, as the case may be, and any other person designated by the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Secretary or any Assistant Secretary of the Company or any Guarantor, as the case may be.

“Board of Directors” means, as to any Person, the board of directors or managers, sole member or managing member or other governing body, as applicable, of such Person or any duly authorized committee thereof or any officers duly authorized so to act.

“Board Resolution” means a copy of a resolution or resolutions certified by the Secretary, an Assistant Secretary or by another appropriate officer or authorized natural person of such Person, as the case may be, to have been duly adopted by the Board of Directors and to be in force and effect on the date of such certification.

“Business Day” means any day other than a Legal Holiday.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the corporation named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business in respect of this Indenture shall be administered, which office at the date hereof is located at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: CF Industries Notes Administrator or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” includes corporations, limited liability companies, partnerships, associations, companies and business trusts.

“debt securities” means notes, bonds, debentures or other similar evidences of indebtedness for borrowed money.

“default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series; provided that any default that results solely from the taking of an action that would have been permitted but for the continuation of a previous default will be deemed to be cured if such previous default is cured prior to becoming an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or part in the form of one or more Global Securities, the Person designated as Depositary pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

“Depositary Custodian” means the Trustee as custodian with respect to the Global Securities or any successor entity thereto.

“Dollar” and “$” mean the coin or currency of the United States that, at the time of payment, is legal tender for the payment of public and private debts.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Foreign Currency” means a currency issued by the government of any country other than the United States of America.

“GAAP” means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, such accounting principles as are generally accepted in the United States as of the date or time of any computation required hereunder.

“Global Security” means a Security evidencing all or part of a series of Securities issued to the Depositary for such series in accordance with Section 2.04 and Section 3.03.

“Government Obligations” means securities that are (i) direct obligations of the United States or the other government or governments in the confederation that issued the Foreign Currency in which the principal of, or any premium or interest on, the relevant Security shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States or such other government or governments, and which, in the case of clause (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on, principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Guarantee” means the guarantee by the Parent Guarantor of the Company’s obligations under the Securities and this Indenture as provided in Article XIV or a guarantee by any other Guarantor substantially in the form provided by Article XIV, unless, in each case, as otherwise specified as contemplated by Section 3.01 with respect to any series of Securities.

“Guarantors” means, with respect to the Securities of any series, the Parent Guarantor and each other Person that may be designated in accordance with Section 3.01(23) as a guarantor with respect to any such series, until, in each case, any such Person is released as a guarantor with respect to the Securities of such series pursuant to the terms of this Indenture and, to the extent applicable, any supplemental indenture hereto.

“Holder” means a Person in whose name such Security is registered in the Security Register.

“Indenture” means this indenture as originally executed or as it may from time to time be supplemented or amended by one or more supplemental indentures entered into pursuant to the applicable provisions hereof and shall include the form and terms of particular series of Securities established as contemplated by Section 3.01.

“interest,” when used with respect to an Original Issue Discount Security that by its terms bears interest only after maturity, means interest payable after maturity.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to remain closed.

“maturity,” when used with respect to any Security, means the date on which the principal (or a portion thereof) of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Officer’s Certificate” means a certificate signed by an Authorized Officer.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of the Company or any Guarantor, and who is reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Outstanding,” when used with reference to Securities, means, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(i)            Securities, or portions thereof, theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Securities, or portions thereof, for the payment or redemption of which moneys or, as provided in Section 13.01 or Section 13.02 hereof, Government Obligations, as the case may be, in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company or any Guarantor (if the Company or any Guarantor shall act as its own Paying Agent) (in each case, except as provided in Section 13.01 or Section 13.02, as the case may be); provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for giving such notice;

(iii)          Securities in lieu of or in substitution for which other Securities shall have been duly authenticated and delivered pursuant to Section 3.06;

(iv)          Securities paid pursuant to the third paragraph of Section 3.06; and

(v)           Securities exchanged for or converted into common stock, preferred stock or other equity securities pursuant to or in accordance with this Indenture if the terms of such Securities provide for exchangeability or convertibility pursuant to Section 3.01;

provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Securities have taken any action, given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders; (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof pursuant to Section 6.02; (B) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.01, of the principal amount of such Security; and (C) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor. In case of a dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be entitled to protection pursuant to Section 315(d) of the Trust Indenture Act.

“Parent Guarantee” means, with respect to each series of Securities, a Guarantee by the Parent Guarantor of the Company’s obligations with respect to the Securities of such series.

“Parent Guarantor” means the Person named as the “Parent Guarantor” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Parent Guarantor” shall mean such successor Person.

“Paying Agent” means any Person authorized (including any Affiliate) by the Company or any Guarantor, as applicable, to pay the principal of, premium, if any, and interest, if any, on any Securities on behalf of the Company or any such Guarantor, as applicable.

“Person” or “person” means an individual, a corporation, a limited liability company, a partnership, a trust, a joint venture, an association, a joint stock company, an unincorporated organization or a government or any agency or political subdivision thereof.

“Redemption Date,” when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture or the terms of such Security, as applicable.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the day specified for that purpose as contemplated by Section 3.01, whether or not such day shall be a Business Day.

“Responsible Officer,” when used with respect to the Trustee, means any vice president, assistant vice president, senior associate, associate or trust officer of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who, in all cases, at the time shall have direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” or “Securities” means one or more, as the case may be, of the Company’s debt securities authenticated and delivered under this Indenture.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Company pursuant to Section 3.07.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest, as the case may be, is due and payable.

“stock” includes any and all shares, interests, participations or other equivalents (however designated) of corporate stock.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than 50% of the total voting power of the equity interests therein at the time. Unless otherwise qualified, with respect to a joint venture entity, to the extent that the Parent Guarantor and/or one or more of its Subsidiaries’ share of the total voting power of the equity interests of such joint venture entity are below 50% at the time of commencement of such joint venture but subsequently exceeds 50% in accordance with the terms of the applicable joint venture agreement, such joint venture entity shall not be considered a Subsidiary unless and until the Parent Guarantor’s and/or one or more Subsidiaries’ share of the total voting power of the equity interests of such joint venture entity exceeds 70%.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S.A. PATRIOT Act” means Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

1.02	Other Definitions.

Term	Defined in Section
“covenant defeasance”	13.02(c)
“Defaulted Interest”	3.07
“defeasance”	13.02(b)
“Event of Default”	6.01
“obligor”	1.07
“Security Register”	3.05
“Security Registrar”	3.05

1.03	Compliance Certificates and Opinions.

(a)            Upon any application or request by the Company or any Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

(b)            Such Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than the statement required by Section 5.06) shall also include:

(i)            a statement that such Authorized Officer or counsel has read such covenant or condition;

(ii)           a brief statement as to the nature and scope of such examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

(iii)          a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether such covenant or condition has been complied with; and

(iv)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

1.04	Form of Documents Delivered to Trustee.

(a)            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)            Any certificate, statement or opinion of an Authorized Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to the matters upon which the certificate, statement or opinion is based is erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of or representations by an officer or officers of the Company or any such Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representation with respect to such matters is erroneous.

(c)            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

1.05	Notices to the Trustee, the Company and Holders.

Any notice, request, direction, consent or communication made pursuant to the provisions of this Indenture or the Securities is duly given if in writing and delivered in person or by e-mail, first-class mail (registered or certified, return receipt requested), electronically or overnight air courier guaranteeing next day delivery, addressed as follows:

If to the Company or the Parent Guarantor:

CF Industries Holdings, Inc.
2375 Waterview Drive
Northbrook, Illinois 60062
Attention: Vice President, Treasury and Investor Relations, Treasurer and Assistant Secretary
E-mail: Treasury@cfindustries.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Sophia Hudson, P.C.; Sharon Freiman, P.C.

E-mail: sophia.hudson@kirkland.com; sharon.freiman@kirkland.com

If to the Trustee:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: CF Industries Notes Administrator

The Company, any Guarantor or the Trustee by notice to each other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders or the Trustee) will be deemed to have been duly given: at the time so delivered, if personally delivered or if e-mailed; five calendar days after being deposited in the mail, postage prepaid, if mailed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices and communications to the Trustee will be deemed given upon actual receipt of such by a Responsible Officer of the Trustee or, if e-mailed, upon delivery.

Any notice or communication to a Holder may be (a) e-mailed and be deemed duly given at the time so delivered, (b) mailed by first class mail, certified or registered, return receipt requested and be deemed duly delivered five calendar days after being deposited in the mail, or (c) mailed by overnight air courier guaranteeing next day delivery and be deemed duly delivered the next Business Day, in each case, to its e-mail or physical address shown on the register kept by the Security Registrar. Any notice or communication will also be so e-mailed or mailed to any Person described in Section 313(c) of the Trust Indenture Act, to the extent required by the Trust Indenture Act. Failure to e-mail or mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

In each case, if a notice or communication is e-mailed or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Security (whether by e-mail, mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to Applicable Procedures.

1.06	Communications with Holders; Waiver of Notice.

(a)            Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee and the Security Registrar shall have the protection of Section 312(c) of the Trust Indenture Act.

(b)            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

1.07	Incorporation by Reference of the Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act term used in this Indenture has the following meaning:

“obligor” on the Securities of any series means the Company, any Guarantor of the Securities of any series, including the Parent Guarantor, and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a Commission rule under the Trust Indenture Act and not otherwise defined herein are used herein as so defined.

1.08	Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

1.09	Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.10	Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.11	Governing Law; Submission to Jurisdiction; Jury Trial Waiver.

This Indenture, the Securities and any Guarantee of the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law that would result in the application of the laws of another jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of the parties hereto and the Holders, by acceptance of the Securities, hereby irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

EACH OF THE COMPANY, THE PARENT GUARANTOR, ANY GUARANTOR, THE TRUSTEE AND EACH HOLDER OF A SECURITY, BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

1.12	Legal Holidays.

Unless otherwise provided by, or pursuant to, Section 3.01, in any case where any Interest Payment Date, redemption date or Stated Maturity of any Security is a Legal Holiday, then (notwithstanding any other provision of this Indenture or of the Securities) payment of the principal of, premium, if any, or interest, if any, on such Security need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or redemption date, or at the Stated Maturity; provided that no additional interest shall accrue with respect to the payment due on such date for the period from and after such Interest Payment Date, redemption date or Stated Maturity, as the case may be, to the next succeeding Business Day.

1.13	Electronic Signatures and Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, and all of which taken together constitute one instrument. Signatures of the parties hereto transmitted by electronic PDF shall be deemed to be their original signatures for all purposes. This Indenture may be executed by way of electronic signatures, and any such electronic signature shall have the same binding effect as a physical signature. For the avoidance of doubt, the words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include images of manually executed signatures transmitted by electronic format (including, “pdf”, “tif” or “jpg”) and electronic signatures (including DocuSign and AdobeSign), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee, pursuant to reasonable procedures approved by the Trustee.

1.14	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company, any Guarantor, including the Parent Guarantor, or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

1.15	Rules of Construction.

Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)	“or” is not exclusive;

(4)	words in the singular include the plural, and words in the plural include the singular;

(5)	“will” shall be interpreted to express a command;

(6)	provisions apply to successive events and transactions;

(7)	“including” means “including without limitation”;

(8)	references to sections of, or rules under, the Securities Act, the Exchange Act and the Trust Indenture Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

(9)	“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision of this Indenture.

The article and section headings and the table of contents are for convenience only and shall not affect the construction hereof.

1.16	U.S.A. PATRIOT Act.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

II.            SECURITY FORMS

2.01	Forms Generally.

The Securities of each series shall be in substantially the form as shall be established by or pursuant to a Board Resolution or in one or more supplemental indentures, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such notations, legends or endorsements placed thereon as may be required by the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities of any series may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular series of Securities are subject or as may, consistently herewith, be determined by the Authorized Officers executing such Securities as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to one or more Board Resolution(s), a copy of an appropriate record of any such action taken shall be certified by the Secretary or an Assistant Secretary, or another appropriate Authorized Officer, of the Company, as the case may be, and delivered to the Trustee at or prior to the delivery of the written order(s) contemplated by Section 3.03 for the authentication and delivery of the initial Securities of each series. Any such Board Resolution or record of such action shall have attached thereto a true and correct copy of the form of Security approved by or pursuant to such Board Resolution(s). The Trustee’s certificate of authentication shall be in substantially the form set forth in this Article II.

The definitive Securities of each series shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, including any manner permitted by the rules of any securities exchange or automated quotation system on which the Securities of such series may be listed or traded, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

2.02	Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

Wilmington Trust, National Association, as Trustee

By:
Authorized Signatory

Dated:

2.03	Forms of Securities.

Each Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution or one or more supplemental indentures that shall set forth the information required by Section 3.01. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, the Securities of each series shall be issuable in registered form without coupons.

2.04	Book-Entry Provisions for Global Securities

If the Company shall establish, pursuant to or as contemplated by Section 3.01, that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 3.03, authenticate and deliver one or more Global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by one or more Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend to substantially the following effect:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Each Depositary designated pursuant to, or as contemplated by Section 3.01, for a Global Security to be delivered in the United States must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series, or if at any time the Depositary for the Securities of such series shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation at a time when the Depositary is required to be so registered to act as depositary, the Company shall use its commercially reasonable efforts to appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 3.01(13) shall no longer be effective with respect to the Securities of such series and the Company shall execute and the Trustee, upon receipt of a written order of the Company for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver as specified in such written order(s), Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

The Company may, at any time and in its sole discretion determine, that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Company shall execute and the Trustee, upon receipt of a written order of the Company for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver as specified in such written order(s), Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

If specified pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute and the Trustee shall, upon receipt of a written order of the Company as described in Section 3.03, authenticate and deliver, without service charge:

(1)	to each Person specified by such Depositary, a new Security or Securities of the same series, of any authorized denomination as requested by such Person, in aggregate principal amount equal to, and in exchange for, such Person’s beneficial interest in the Global Security; and

(2)	to such Depositary, a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities so delivered to Holders thereof.

In any exchange provided for in any of the preceding three paragraphs, the Company shall execute and the Trustee, upon receipt of a written order of the Company as described in Section 3.03, shall authenticate and deliver, Securities in definitive registered form in authorized denominations.

Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to Section 3.05 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

The Company initially appoints the Trustee to act as the Security Registrar and Paying Agent and to act as Depositary Custodian with respect to the Global Securities. The Company has entered into (or will enter into in connection with the issuance of any series of Securities) a letter of representations with the Depositary in the form provided by the Depositary and the Trustee and each agent of the Company or the Trustee are hereby authorized to act in accordance with such letter and Applicable Procedures.

III.            THE SECURITIES

3.01	Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series, and each such series shall, except as otherwise provided as contemplated by this Section 3.01, rank equally and pari passu with all other unsecured and unsubordinated indebtedness of the Company. There shall be established, in or pursuant to a Board Resolution, and set forth in an Officer’s Certificate, or established in one or more supplemental indentures, prior to the initial issuance of Securities of any series:

(1)	the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities, except to the extent that additional Securities of an existing series are being, or will be, issued);

(2)	any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 4.03 or 11.04); provided, however, that the authorized aggregate principal amount of such series may from time to time be increased above such amount by a Board Resolution or as provided in the supplemental indenture establishing the Securities of such series;

(3)	the date or dates on which the principal and premium, if any, on the Securities of the series are payable or the method used to determine such date or dates;

(4)	the rate or rates (which may be fixed or variable), or the method of determination thereof, at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, or the method of determination thereof, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Interest Payment Date;

(5)	if other than the currency of the United States, the currency or currencies or currency unit or units, including composite currencies, in which payment of the principal of, premium, if any, or interest, if any, on the Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States for any purpose, including for purposes of the definition of “Outstanding” in Section 1.01;

(6)	if the principal of, premium, if any, or interest, if any, on the Securities of the series are to be payable, at the election of the Company, or a Holder, in a currency or currencies or currency unit or units other than that in which the Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the period or periods within which, and the terms and conditions upon which, such election may be made or the other circumstances under which any of such Securities are to be so payable, and any provision requiring the Holder to bear currency exchange costs by deduction from such payments;

(7)	if the amount of payments of principal of, premium, if any, or interest, if any, on, any of the Securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts shall be determined;

(8)	the place or places where the principal of, premium, if any, and interest, if any, on, the Securities of the series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;

(9)	if applicable, the period or periods within or the date or dates on which, the price or prices at which, and the terms and conditions upon which, Securities of the series may be redeemed, purchased, exchanged or repaid, in whole or in part, at the option of the Company;

(10)	if applicable, the period or periods within or the date or dates on which, the price or prices at which, and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Holders;

(11)	the obligation or right, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(12)	whether the Securities of the series will be convertible into or exchangeable for other Securities, capital stock or other securities of any kind of the Company or another Person, and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Company’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

(13)	whether the Securities shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of persons other than the Depositary for such Global Security or a nominee thereof and any other provisions governing exchanges or transfers of such Global Security;

(14)	the date as of which any Global Securities of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(15)	the denominations in which Securities of the series, if any, shall be issuable, if other than the denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(16)	if other than the principal amount thereof, the portion of the principal amount of any of the Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(17)	whether the Securities of the series are to be issued with original issue discount, including whether such security may be deemed an Original Issue Discount Security, and the amount of discount with which such Securities may be issued;

(18)	the application, if any, of Section 13.01, or such other means of satisfaction and discharge as may be specified for the Securities of the series;

(19)	whether the Securities of the series, in whole or any specified part, shall be subject to defeasance or covenant defeasance pursuant to Section 13.02 and, if so, the provisions relating thereto and the manner in which any election by the Company to provide for defeasance or covenant defeasance of such Securities shall be evidenced if different from the provisions herein relating thereto;

(20)	the appointment of any Paying Agent or agents, Security Registrar or Authenticating Agent for the Securities of such series, if other than the Trustee;

(21)	any deletions from or modifications of or additions to the Events of Default set forth in Section 6.01 that apply to the Securities of the series, any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02 or any other modifications to Article VI;

(22)	any deletions from or modifications of or additions to the covenants set forth in Article V that apply to the Securities of the series;

(23)	whether the Securities of such series are to be guaranteed and, if so, the terms and conditions upon which such Securities will be guaranteed, including (x) the form and terms of any Guarantor’s guarantee (including provisions relating to seniority or subordination of such guarantee, the release of such guarantee, any payment or other obligations on such Securities), (y) any additions or changes to this Indenture to permit or facilitate guarantees of such Securities and (z) any deletions from, modifications of or additions to the Guarantee set forth in Article XIV;

(24)	whether payment of amounts due with respect to Securities of such series is subordinated in right of payment to the prior payment of any other indebtedness, and, if so, the extent and the manner of such subordinations and any other provisions relating thereto;

(25)	any additions or changes to this Indenture with respect to the Securities of such series as shall be necessary to permit or facilitate the issuance of the Securities of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(26)	the form of the Securities of the series;

(27)	provisions, if any, granting special rights to Holders upon the occurrence of specified events; and

(28)	any other terms of the Securities of such series, and if applicable, the guarantees thereof, and any other deletions from or modification of or additions to this Indenture in respect of such Securities.

If any of the terms of the series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action shall be delivered to the Trustee at or prior to the initial issuance of Securities of such series as may be requested by such Trustee. No Officer’s Certificate may affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise with respect to any series of Securities except as the Trustee may agree in writing.

3.02	Denominations.

Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, and except as provided in Section 3.03, the Securities of each series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Authorized Officers executing the same may determine with the reasonable approval of the Trustee.

3.03	Execution, Authentication, Delivery and Dating.

The Securities shall be signed on behalf of the Company by an Authorized Officer. Such signatures may be manual, facsimile or other electronic signatures, or electronic copies thereof, of any present or future Authorized Officer and may be imprinted or otherwise reproduced on the Securities.

Only such Securities as shall bear thereon a certificate of authentication substantially in the form set forth in Section 2.02, manually executed (or as otherwise specified in a supplemental indenture with respect to a series of Securities) by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder.

Securities bearing the manual, facsimile or other electronic signatures, or electronic copies thereof, of an individual who was at any time an Authorized Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication. The Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company, signed by an Authorized Officer, or pursuant to such procedures reasonably acceptable to the Trustee and such recipients, without any further action by the Company. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon:

(1)	the instrument or instruments establishing the form or forms and terms of the Securities of such series, as provided in Section 2.01 and Section 3.01;

(2)	an Officer’s Certificate delivered in accordance with Section 1.03 hereof;

(3)	an Opinion of Counsel prepared in accordance with Section 1.03, to the following effect, which Opinion of Counsel may contain such assumptions, qualifications and limitations as such counsel shall deem appropriate:

(i)	the forms and terms of such Securities have been established in conformity with Section 2.01 and Section 3.01 of this Indenture;

(ii)	all conditions precedent set forth in Section 2.01, Section 3.01 and Section 3.03 of this Indenture to the authentication and delivery of such Securities have been complied with; and

(iii)	such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company entitled to the benefits provided by this Indenture, and enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (c) other commonly recognized statutory and judicial constraints as to enforceability, including statutes of limitations, and (d) public policy considerations which may limit the rights of parties to obtain certain remedies.

The Trustee shall have the right to decline to authenticate and deliver the Securities of such series if the Trustee on the advice of counsel reasonably determines that such action may not lawfully be taken or would expose the Trustee to personal liability. The Trustee shall have no duty to make such an examination or determination.

Each Security shall be dated the date of its authentication.

Notwithstanding the provisions of Section 3.01 and of this Section 3.03, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate(s) otherwise required pursuant to Section 3.01 or the written order of the Company and Opinion of Counsel otherwise required pursuant to this Section 3.03 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

3.04	Temporary Securities.

Pending the preparation of a permanent Global Security or definitive Securities of any series, the Company may execute, and upon compliance with Section 3.03, the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, engraved or produced by any combination of these methods, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Authorized Officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series, such temporary securities may be in global form, representing all or a portion of the Outstanding Securities of such series.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall, upon receipt of a written order of the Company as described in Section 3.03, authenticate and deliver in exchange therefor, a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor.

Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series except as otherwise specified as contemplated by Section 3.01 with respect to the payment of interest on Securities in temporary form. Such exchanges shall be made by the Company at its expense and without any charge therefor.

3.05	Registration; Registration of Transfer and Exchange.

The Company shall cause to be kept for each series of Securities a register or registers herein sometimes collectively referred to as the “Security Register” in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of such Securities and of transfers of such Securities. Such register shall be kept at the office or agency of the “Security Registrar” for the purpose of registering such Securities and transfers of such Securities as herein provided.

Upon surrender for registration of transfer of any Security of any series, the Company shall execute, and the Trustee shall, upon receipt of a written order of the Company as described in Section 3.03, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount and Stated Maturity. In no case shall there be more than one Security Register for a series of Securities.

At the option of the Holder, Securities of any series (except a Global Security) may be exchanged for other Securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount and Stated Maturity upon surrender of the Securities to be exchanged. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a written order of the Company as described in Section 3.03, authenticate and deliver the Securities that the Holder making the exchange is entitled to receive.

Notwithstanding any other provision of this Section 3.05, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or to a nominee of such successor Depositary.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

The Company shall not be required to (i) issue, register the transfer of or exchange Securities of any particular series during a period beginning at the opening of business 15 days before the day of selection of Securities of such series to be redeemed under Section 4.02 and ending at the close of business on the day of the sending of a notice of redemption of Securities of such series selected for redemption or (ii) register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Each Holder agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable U.S. federal or state securities laws.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, any Paying Agent, the Security Registrar, the Company or any Guarantor shall have any responsibility for any actions taken or not taken by the Depositary.

3.06	Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute, and the Trustee shall, upon receipt of a written order of the Company as described in Section 3.03, authenticate and deliver in exchange therefor, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be requested by them to hold each of them and any agent of any of them harmless, then the Company shall execute and, upon written request, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

3.07	Payment of Interest; Interest Rights Preserved.

Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and, with respect to any Global Security, in accordance with the Applicable Procedures.

Any interest on any Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder at the close of business on the relevant Regular Record Date, and such Defaulted Interest shall be paid by the Company, at its election, as provided in either clause (1) or (2) below:

(1)	The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which Special Record Date shall be fixed in the following manner. The Company shall notify the Trustee, in writing, as to the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and, unless otherwise agreed to by the Trustee, not less than 10 days after the receipt by the Trustee of the written notice of the proposed payment. The Company shall promptly notify the Trustee, in writing, of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be e-mailed or mailed (first-class postage prepaid) to each Holder of Securities of such series at such Holder’s e-mail or address as it appears in the Security Register or sent pursuant to Applicable Procedures, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective predecessor Securities) are registered at the close of business on such Special Record Date.

(2)	The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any Depositary or any securities exchange on which such Securities may be listed, and upon such notice as may be required by such Depositary or securities exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.07, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

3.08	Persons Deemed Owners.

The Company and the Trustee, and their respective agents, shall treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Company nor the Trustee, nor their respective agents, shall be affected by notice to the contrary.

None of the Company, any Guarantor, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company, any Guarantor, the Trustee, any Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof.

3.09	Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any payment in respect of a sinking fund or analogous obligation shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee pursuant to its standing procedures, and the Trustee shall, upon written request therefor, deliver to the Company a certificate of cancellation in respect thereof.

3.10	Computation of Interest; Calculations.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, any determination of interest, additional amounts, redemption price, premium, if any, and any other amounts payable with respect to the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall be responsible for making calculations called for under the Securities and this Indenture, including determination of interest, additional amounts, redemption price, premium, if any, and any other amounts payable on the Securities. Absent manifest error, the Company’s calculations will be final and binding on the Holders. The Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

3.11	CUSIP Numbers, ISINs and Common Code Numbers.

The Company in issuing any Securities may use “CUSIP” numbers, “ISINs” and/or “Common Code” numbers (if then generally in use), and, if so, the Trustee shall as a convenience use “CUSIP” numbers, “ISINs” and/or “Common Code” numbers in notices to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers, “ISINs” and/or “Common Code” numbers of any Securities.

IV.            REDEMPTION OF SECURITIES

4.01	Applicability of Right of Redemption.

Redemption of Securities (other than pursuant to a sinking fund or analogous provision, if applicable) permitted by the terms of any series of Securities shall be made in accordance with such terms and Section 4.02, Section 4.03, Section 4.04 and (with respect to any redemptions for which Section 4.02 Section 4.03 and Section 4.04 are not applicable) Section 4.06; provided, however, that, notwithstanding anything to the contrary in this Article IV, if any such terms of a series of Securities shall conflict with any provisions of this Article IV, the terms of such series shall govern.

4.02	Election to Redeem; Notice of Redemption; Partial Redemption.

The election of the Company to redeem any Securities of any series shall be evidenced by, or effected pursuant to, an Officer’s Certificate delivered to the Trustee at least three Business Days prior to the time notice of redemption is sent to the Holders of the Securities (or such lesser number of days as the Trustee shall approve). In case the Company shall desire to exercise such right to redeem all, or, as the case may be, any part of the Securities of any series, it shall give notice of such redemption to Holders of the Securities to be redeemed as hereinafter provided in this Section 4.02.

Any notice of redemption to be given to the Holders of Securities to be redeemed as a whole or in part shall be given in the manner provided in Section 1.05 not less than 10 nor more than 60 days prior to the date fixed for redemption. Any such notice of redemption may, in the Company’s discretion, be given subject to the satisfaction of one or more conditions precedent. In that case, such notice of redemption shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the (i) redemption date may be delayed until such time (including by more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or (ii) such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Company by the relevant redemption date, or by the redemption date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Each such notice of redemption shall specify the date fixed for redemption and the redemption price (or manner of calculation if not then known) at which Securities are to be redeemed, shall state the section of this Indenture and the Securities authorizing redemption and shall state that payment of the redemption price of the Securities to be redeemed, together with interest accrued thereon to, but excluding, the date fixed for redemption (except that if such redemption date is an Interest Payment Date such interest due on such date with respect to a particular Security shall instead be payable on such Interest Payment Date to the Holder of record at the close of business on the Regular Record Date for such Interest Payment Date, unless, with respect to any Global Security, the procedures of the Depositary require payment to be completed in an alternate manner and in such case the procedures of the Depositary may control), will be made upon presentation and surrender of such Securities and that, from and after said date fixed for redemption, any interest thereon will cease to accrue, such Securities subject to such redemption shall cease to be outstanding and the Holder(s) thereof shall have no rights with respect thereto other than the right to receive the redemption price upon such presentation and surrender. The notice shall state the “CUSIP” number, “ISIN” and/or “Common Code” number and that no representation is made as to the correctness or accuracy of the “CUSIP” number, “ISIN” and/or “Common Code” number, if any, listed in such notice or printed on the Securities.

In case any Security of a series is to be redeemed in part only (which part shall be an authorized denomination of the Securities of such series as set forth pursuant to Section 3.01), the notice that relates to such Securities shall state the portion of the principal amount to be redeemed, and that on and after the redemption date, upon surrender of such Security, a new Security or Securities of the same series in principal amount equal to the unredeemed portion thereof shall be issued (or transferred by book entry). No Security whose denomination is the minimum denomination, as set forth pursuant to Section 3.01, of principal amount may be redeemed in part.

To the extent that the Securities of any series have different terms, the Company shall designate the Securities to be redeemed if fewer than all of a series are to be redeemed. If fewer than all the Securities of a series having the same terms are to be redeemed, the Company shall give the Trustee, not less than three Business Days (or such lesser number of days as the Trustee shall approve) prior to the date such notice of redemption is to be sent to the Holders of the Securities, written notice of the aggregate amount of the Securities to be redeemed.

If fewer than all of the Securities of a series are to be redeemed at any time, and the Securities of such series are Global Securities, they will be selected for redemption in accordance with Applicable Procedures. If the Securities of such series are not Global Securities, the Trustee shall select the Securities to be redeemed among the Holders (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or (2) if the Securities are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee shall deem appropriate or in accordance with applicable Depositary procedures, and shall thereafter promptly notify the Company and any Paying Agent (if other than the Trustee) in writing of the Securities selected for redemption and the principal amount thereof to be redeemed.

Any notice of redemption may be given by the Company pursuant to this Section 4.02. At the Company’s request, the Trustee shall provide the notice of redemption in the Company’s name and at its expense; provided that the Company has delivered a written request to the Trustee at least three Business Days (or such lesser number of days as the Trustee shall approve) prior to the date such notice is to be given, which request shall set forth the information to be stated in such notice.

4.03	Payment of Securities Called for Redemption.

If notice of redemption shall have been given in the manner provided in Section 4.02, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued thereon, if any, to, but excluding, the date fixed for redemption, and on and after such date of redemption (unless the Company shall default in the payment of such Securities or portions thereof at the redemption price, together with interest accrued thereon, if any, to, but excluding, the date fixed for redemption) any interest on the Securities or portions of Securities so called for redemption shall cease to accrue and such Securities and portions of Securities shall be deemed not to be outstanding hereunder and shall not be entitled to any benefit under this Indenture except for the right of the Holder(s) thereof to receive, in accordance with the next sentence, payment of the redemption price, together, if applicable, with accrued interest thereon, if any, to, but excluding, the date fixed for redemption. On presentation and surrender of such Securities, on or after the redemption date specified in the notice of redemption, such Securities or specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon, if any, to, but, excluding, the date fixed for redemption; provided, however, that unless otherwise specified as contemplated by Section 3.01, installments of interest that mature on Securities on or prior to the redemption date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

Upon presentation and surrender of any Security that is to be redeemed in part only, the Company shall execute, and the Trustee shall, upon receipt of a written order of the Company as described in Section 3.03, authenticate and deliver to the Holder or transfer by book entry, at the expense of the Company, a new Security or Securities of the same series of authorized denominations in principal amount equal to the unredeemed portion of the Security so surrendered.

4.04	Deposit of Funds for Redemption of Securities.

On or prior to 11:00 a.m. Eastern Time on the date fixed for redemption of any Securities as hereinbefore provided in this Article IV, the Company shall deposit in trust with the Trustee or with any Paying Agent (or if and to the extent that the Company shall be acting as its own Paying Agent, the Company shall set aside, segregate and hold in trust) funds sufficient to redeem the Securities or portions thereof to be redeemed on such redemption date, at the applicable redemption price, together with interest accrued thereon, if any, to, but excluding, the redemption date. The Trustee or the Paying Agent, as applicable, will promptly return to the Company any money deposited with the Trustee or the Paying Agent, as applicable, by the Company in excess of the amounts necessary to pay the applicable redemption price, together with interest accrued thereon, if any, to, but excluding, the redemption date.

4.05	Mandatory Redemption.

Unless otherwise indicated for a particular series of Securities by an Officer’s Certificate, supplemental indenture or Board Resolution, the Company shall not be required to make any mandatory redemption or sinking fund payment with respect to any series of Securities.

4.06	Other Transactions.

Notwithstanding anything to the contrary in this Indenture, other than a redemption conducted pursuant to Section 4.02, Section 4.03 and Section 4.04 of this Indenture, the Company, the Parent Guarantor and their respective Affiliates may, at any time and from time to time, purchase, repurchase, redeem, exchange, defease or otherwise acquire or retire the Securities by any means from any Person, upon such terms and conditions, at such prices and with such considerations as the Company, the Parent Guarantor and their respective Affiliates may determine, including in negotiated transactions, open market purchases, by tender offer or any other transactions with one or more Holders and/or beneficial owners of Securities.

V.            PARTICULAR COVENANTS

5.01	Payments of Principal, Premium, if any, and Interest, if any.

The Company covenants and agrees, for the benefit of each series of Securities, that it will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest, if any, on the Securities of that series at the times and places and in the manner provided herein and in the Securities of that series.

5.02	Office or Agency for Certain Purposes.

The Company will maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

5.03	Waiver of Certain Covenants.

The Company and any Guarantors may omit in any particular instance to comply with any term, provision or condition with respect to the Securities of any series and, if expressly provided pursuant to Section 3.01, any additional covenants applicable to the Securities of such series if, before the time for such compliance, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series, by act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and any Guarantors and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

5.04	Appointments to Fill Vacancies in Trustee’s Office.

The Company, whenever necessary to avoid or fill a vacancy in the office of the Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

5.05	Provisions as to Paying Agent.

(a)            If the Company shall appoint a Paying Agent other than the Trustee with respect to any series of Securities, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee subject to this Section 5.05, that it will, in addition to fulfilling the duties provided in Section 317 of the Trust Indenture Act, at any time during the continuance any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(b)            If the Company or any Guarantor shall act as its own Paying Agent with respect to any series of Securities, it will comply with Section 317 of the Trust Indenture Act.

(c)            Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to 11:00 a.m. Eastern Time on each due date of the principal of, premium, if any, or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Holders of such Securities, and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Company’s action or failure so to act.

(d)            Anything in this Section 5.05 to the contrary notwithstanding, the Company may, at its option, at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee (or Paying Agent) all sums held in trust for any such series by it, or by any Paying Agent hereunder, as required by this Section 5.05, such sums to be held by the Trustee upon the trusts herein contained.

(e)            Anything in this Section 5.05 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.05 is subject to Section 13.04 and Section 13.05.

5.06	Statement by Officers as to Default.

The Company or, at its option, the Parent Guarantor shall deliver to the Trustee, within 120 days after the end of its fiscal year, a written statement (which need not be contained in or accompanied by an Officer’s Certificate) signed by one of the delivering Person’s principal executive officer, principal financial officer or principal accounting officer, stating whether or not, to the best of his or her knowledge, the Company or any Guarantor (to the extent that such information as to a Guarantor is required under the Trust Indenture Act) is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or grace periods) and if the Company or any Guarantor (to the extent that such information as to a Guarantor is required under the Trust Indenture Act) shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge. Such certificates need not comply with Section 1.03 of this Indenture.

5.07	Further Assurances.

From time to time whenever reasonably requested by the Trustee, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention or facilitate the performance of the terms of this Indenture.

VI.            REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

6.01	Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events unless such event is specifically deleted or modified in or pursuant to the supplemental indenture or Officer’s Certificate establishing the terms of such series pursuant to
Section 3.01 of this Indenture:

(1)	default in the payment of any interest on any of the Securities of such series when such interest becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company or Parent Guarantor with the Trustee or with a Paying Agent prior to 11:00 a.m., New York City time, on the 30th day of such period);

(2)	default in the payment of any principal of or premium, if any, on, any of the Securities of such series when due;

(3)	default in the performance, or breach, of any covenant of the Company or the Parent Guarantor in this Indenture or any Security of such series (other than a covenant for which the consequences of breach or nonperformance are addressed elsewhere in this Section 6.01 or a covenant that has expressly been included in this Indenture, whether or not by means of a supplemental indenture, solely for the benefit of Securities of a series other than such series), and continuance of such default or breach (without such default or breach having been cured or waived in accordance with the provisions of this Indenture) for a period of 90 days after the Company has received written notice, by registered or certified mail or overnight air courier guaranteeing next day delivery, delivered by the Trustee or after the Company and the Trustee have received written notice, by registered or certified mail or overnight air courier guaranteeing next day delivery, delivered by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series, specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” hereunder;

(4)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Parent Guarantor or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Parent Guarantor or any of its Significant Subsidiaries), whether such indebtedness exists on or prior to or is created after the date hereof (in each case other than pursuant to the terms of this Indenture), if that default: (A) is caused by a failure to pay principal when due at final (and not any interim) maturity of such indebtedness on or prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (B) results in the acceleration of such indebtedness prior to its Stated Maturity (without such acceleration having been rescinded, annulled or otherwise cured); and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $250.0 million or more;

(5)	the Guarantee of the Parent Guarantor is held in any judicial proceeding to be unenforceable or invalid or, except as permitted by this Indenture, ceases for any reason to be in full force and effect, or the Parent Guarantor denies or disaffirms its obligations under its Guarantee in writing, in each case other than by reason of release pursuant to the terms of this Indenture;

(6)	the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or the Parent Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudicating the Company or the Parent Guarantor bankrupt or insolvent, or appointing a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Parent Guarantor or for substantially all of the properties and assets of the Company and the Parent Guarantor, taken as a whole, or ordering the winding up or liquidation of the affairs of the Company and the Parent Guarantor, taken as a whole, other than as permitted under Article XII hereto, and the continuance of any such decree or order for relief unstayed and in effect for a period of 90 consecutive days;

(7)	the commencement by the Company or the Parent Guarantor of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or the Parent Guarantor to the entry of a decree or order for relief in respect of the Company or the Parent Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or the Parent Guarantor, or the consent by the Company or the Parent Guarantor to the filing of such petition or to the appointment of a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of the Company or the Parent Guarantor or for substantially all of the properties and assets of the Company and the Parent Guarantor, taken as a whole, or the making by the Company or the Parent Guarantor of an assignment for the benefit of creditors; or

(8)	any other Event of Default provided with respect to Securities of such series that is specified in an Officer’s Certificate or supplemental indenture hereto pursuant to Section 3.01.

6.02	Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in clauses (6) or (7) of Section 6.01) with respect to Securities of any series occurs and is continuing, then either the Trustee or the Holders of not fewer than 25% in aggregate principal amount of the Outstanding Securities of such series may declare the principal of all the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount, as the case may be, and such accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in clauses (6) or (7) of Section 6.01 with respect to the Securities of any series occurs, then the principal of all of the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and accrued and unpaid interest, if any, thereon shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Securities of such series.

At any time after Securities of any series have been accelerated (whether by declaration of the Trustee or the Holders or automatically) and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, the Holders of not fewer than a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such acceleration and its consequences if all existing Events of Default with respect to that series have been cured or waived as provided in Section 6.07, except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration, and amounts owing to the Trustee pursuant to Section 7.07 have been paid. No such rescission shall affect any subsequent default.

Any time period in this Indenture to cure any actual or alleged default or Event of Default may be extended or stayed by a court of competent jurisdiction.

The Company and the Trustee may, to the extent provided in Section 11.01, enter into one or more supplemental indentures with respect to any series of the Securities that may provide for additional, different or fewer Events of Default with respect to such series of Securities. Additional, different or fewer Events of Default with respect to such series of Securities may also be set forth pursuant to Section 3.01.

6.03	Collection of Indebtedness by Trustee; Trustee May Prove Debt.

The Company covenants that (i) in case a default shall be made in the payment of any installment of interest on any of the Securities, as and when the same shall become due and payable, and such default shall have continued for a period in excess of 30 days, or (ii) in case a default shall be made in the payment of the principal of or premium, if any, on any of the Securities when and as the same shall have become due and payable, whether upon maturity of the Securities or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount that then shall have become due and payable on such Securities for principal and premium, if any, interest, if any, with interest upon the overdue principal and premium, if any, of each such Security and (to the extent legally enforceable under applicable law) upon any installments of interest, at the rate borne by such Security, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its gross negligence or willful misconduct.

All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities of such series, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought, in accordance with Section 317 of the Trust Indenture Act as may be authorized therein, in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Securities of such series. In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities of a series, and it shall not be necessary to make any Holders of the Securities of such series parties to any such proceedings.

In case of an Event of Default hereunder with respect to Securities of a particular series, the Trustee may, but shall not be under any obligation to, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceedings in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be unpaid for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of the Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.04	Application of Proceeds.

Any money or property collected by the Trustee with respect to a series of Securities pursuant to Section 6.03, and after an Event of Default any money or other property distributable in respect of the Company’s obligations under this Indenture, shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys or property:

FIRST: To the payment of all costs and expenses in connection with the collection of such moneys, and all amounts payable to the Trustee, its agents and attorneys under Section 7.07; and

SECOND: To the payment of the entire amounts then due and unpaid upon the Securities in respect of which or for the benefit of which such moneys shall have been collected, without any preference or priority, ratably according to the amounts due and payable upon such Securities upon presentation of the several Securities and notation of such payment thereon, if partly paid, and upon surrender thereof, if fully paid.

Any surplus then remaining shall be paid to the Company.

6.05	Limitations on Suits by Holders.

Except as set forth in Section 316(b) of the Trust Indenture Act, no Holder of any Security of any series shall have any right by virtue or by availing itself of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (1) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities of the series, (2) the Holders of no fewer than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered, and if requested, provided to the Trustee such security or indemnity as it may require against the costs, expenses and liabilities which may be incurred therein or thereby, (3) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity, shall have failed to institute any such action, suit or proceeding and (4) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the Holder of every Security of such series with every other Holder of Securities of such series and the Trustee, that no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of Securities or to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of such series.

6.06	Powers and Remedies Cumulative; Delay or Omission Not Waiver.

All powers and remedies given by this Article VI to the Trustee or to the Holders of Securities of any series shall, to the extent permitted by law and subject to Section 6.05, be deemed cumulative and not exclusive of any other such powers and remedies or of any other powers or remedies available to the Trustee or such Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of the Securities of any series to exercise any right or power accruing upon any default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein, and, subject to Section 6.05, every power and remedy given by this Article VI or by law to the Trustee or to such Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by such Holders.

6.07	Control by Holders; Waiver of Default.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to Securities of such series; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, involve the Trustee in personal liability or have been determined by the Trustee to be unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders); provided, further, that nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and that is not inconsistent with such direction by such Holders. The Holders of at least a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all of the Securities of such series waive any past default hereunder with respect to the securities of such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any of the Securities of such series (provided, however, that the Holders of a majority in principal amount of the Outstanding Securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). In the case of any such waiver, such default shall cease to exist, any Event of Default arising from such default shall be deemed to have been cured for every purpose of this Indenture, and the Company, any Guarantors, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other default, except as may be provided for in the definition of “default.”

6.08	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant; provided, however, that this Section 6.08 shall not apply to a suit by the Trustee or the Company, a suit by a Holder pursuant to Section 6.05 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Securities of any series.

VII.            CONCERNING THE TRUSTEE

7.01	Certain Duties and Responsibilities.

(a)            Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee,

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of willful misconduct or gross negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)            In case an Event of Default has occurred and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this Section 7.01(c) shall not be construed to limit the effect of Section 7.01(a);

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it pursuant to Section 6.07; and

(iv)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)            Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

(e)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder. The permissive rights or powers of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

7.02	Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series that as to which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit to all Holders of Securities of such series notice of such default hereunder actually known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 6.01(3) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

7.03	Certain Rights of Trustee.

(1)	The Trustee may conclusively rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document (whether in its original or electronic form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)	Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by an Authorized Officer thereof (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary, or another appropriate officer, of the Company;

(3)	The Trustee may consult with counsel of its selection, and the advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(4)	The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered, and if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(5)	The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(6)	The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture or other paper or document with respect to such series of Securities, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, during normal business hours of the Company and upon reasonable prior notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney, the reasonable costs thereof to be reimbursed to the Trustee by the Company;

(7)	The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)	In no event shall the Trustee be responsible or liable to any Holder for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(9)	The Trustee shall only be deemed to have knowledge of any default or Event of Default (except with respect to an Event of Default pursuant to Section 6.01(1) or Section 6.01(2) only if the Trustee is also the Paying Agent) with respect to the Securities of any series if written notice of any event which is in fact such a default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities of such series and this Indenture;

(10)	The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be compensated, reimbursed, indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder;

(11)	The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(12)	In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, and hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access, or other unavailability of the Federal Reserve Bank wire or electronic or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

(13)	Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

7.04	Trustee Not Responsible for Recitals.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication and the representation as to the power of the Trustee to enter into this Indenture and perform its duties, shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture. The Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company but the Trustee may require full information and advice as to the performance of the aforementioned covenants. The Trustee shall not be responsible for any statement in any document in connection with the sale of the Securities other than information about the Trustee provided by the Trustee to the Company for incorporation or use in any such documents.

7.05	Trustee and Others May Hold Securities.

The Trustee, any Paying Agent, the Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or any other obligor on the Securities with the same rights it would have if it were not the Trustee, any such Paying Agent, the Security Registrar or any such other agent.

7.06	Moneys Held by Trustee or Paying Agent.

Subject to Section 13.04 and Section 13.05, all moneys received by the Trustee or any Paying Agent, need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company. The provisions of this Section 7.06 shall not apply to the Company acting as its own Paying Agent pursuant to Section 5.05(b).

7.07	Compensation of Trustee and Its Lien.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation (which shall be agreed to in writing from time to time by the Company and the Trustee and which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as herein otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its separate counsel) except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled (but shall not be required) to make advances from funds collected or held in trust by the Trustee as such for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company and each Guarantor, jointly and severally, also covenant and agree to indemnify the Trustee, any predecessor Trustee and their agents for, and to hold them harmless against, any loss, liability claim, damage or expense incurred without gross negligence or willful misconduct on their part, as determined by a final order of a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of the Trustee’s powers or duties hereunder, or in connection with the enforcement of the provisions of this Section 7.07, except to the extent that such loss, liability, claim, damage or expense is due to their own gross negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction; provided, however, that the Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The obligations of the Company under this Section 7.07 shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(4) or Section 6.01(5), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency, reorganization or other similar law.

The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and the discharge or other termination of this Indenture.

7.08	Right of Trustee to Rely on Certificate of Certain Officers.

Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect hereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

7.09	Persons Eligible for Appointment As Trustee.

There shall at all times be a Trustee hereunder that is an entity organized and doing business under the laws of the United States, any state or territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by U.S. federal, state, territorial or District of Columbia authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 7.09 or the Trust Indenture Act, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10. Neither the Company nor any Affiliate of the Company shall serve as Trustee for the Securities of any series issued hereunder. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series or any other indenture of the Company.

7.10	Resignation and Removal of Trustee; Appointment of Successor.

(a)            The Trustee, or any Trustee or Trustees hereafter appointed, may at any time resign with respect to any one or more or all series of Securities by giving 30 days prior written notice to the Company and by giving notice of such resignation to the Holders of Securities in the manner provided in Section 1.05. Upon receiving such notice of resignation, the Company shall use its commercially reasonable efforts to promptly appoint a successor Trustee or Trustees with respect to the applicable series by written instrument executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed with respect to a particular series and have accepted appointment within 30 days after the sending of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee, or any Holder who has been a bona fide Holder of a Security or Securities of the applicable series for at least 6 months may, on behalf of such Holder and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(b)            In case at any time any of the following shall occur:

(1)            the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(2)            the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company upon 30 days prior written notice may remove the Trustee with respect to the applicable series of Securities and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or any Holder who has been a bona fide Holder of a Security or Securities of any such series for at least 6 months may, on behalf of such Holder and all others similarly situated, petition, any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee with respect to such series.

(c)            The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may at any time upon 30 days prior written notice remove the Trustee with respect to that series and appoint with respect to such series a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Company, the evidence provided for in Section 9.01 of the action taken by the Holders, unless within 10 days after notice to the Company of such nomination, the Company objects thereto, in which case, the Trustee so removed or any Holder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, on behalf of himself and all others similarly situated, and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)            Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to this Section 7.10 shall become effective only upon acceptance of appointment by the successor Trustee as provided in Section 7.11.

7.11	Acceptance of Appointment by Successor Trustee.

Any successor Trustee appointed under Section 7.10 shall execute, acknowledge and deliver to the Company and to the predecessor Trustee with respect to any and all applicable series an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed, or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations with respect of such series of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 7.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts with respect to such series of the Trustee so ceasing to act. Upon the reasonable request of any such successor Trustee, the Company shall execute any and all instruments in writing more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 7.07.

In the case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver a supplemental indenture which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such co-Trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

No successor Trustee with respect to any series of Securities shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor Trustee shall with respect to such series be eligible under Section 7.09.

Upon acceptance of appointment by a successor Trustee with respect to the Securities of any series, the Company shall give notice of the succession of such Trustee hereunder to the Holders of Securities in the manner provided in Section 1.05. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

7.12	Merger, Conversion or Consolidation of Trustee.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such successor Trustee shall be eligible under the provisions of Section 7.09 hereof and Sections 310(a)(1), (2) and (5) of the Trust Indenture Act. The Trustee is subject to Section 310(b) of the Trust Indenture Act.

7.13	Authenticating Agents.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities, and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

Each Authenticating Agent shall at all times be an entity organized and doing business under the U.S. federal or state laws, with a combined capital and surplus of at least $50,000,000 and authorized under such laws to act as an authenticating agent, duly registered to act as such, if and to the extent required by applicable law and subject to supervision or examination by U.S. federal or state authority. If such entity publishes reports of its condition at least annually, pursuant to law or the requirements of such authority, then for the purposes of this Section 7.13 the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible to act as such in accordance with the provisions of this Section 7.13, it shall resign immediately in the manner and with the effect herein specified in this Section 7.13.

Any entity into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any entity succeeding to all or substantially all the corporate agency business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor entity is otherwise eligible to act as such in accordance with the provisions of this Section 7.13, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent or such successor entity.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice or resignation or upon a termination, or in case at any time any Authenticating Agent shall cease to be eligible to act as such in accordance with the provisions of this Section 7.13, the Trustee may appoint a successor authenticating agent. Upon the appointment, at any time after the original issuance of any of the Securities, of any successor, additional or new authenticating agent, the Trustee shall give written notice of such appointment to the Company and shall at the expense of the Company give notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner provided in Section 1.05. Any successor authenticating agent upon acceptance of its appointment pursuant to the provisions of this Section 7.13 shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if initially appointed as an Authenticating Agent. No successor authenticating agent shall be appointed unless eligible to act as such in accordance with the provisions of this Section 7.13.

Any Authenticating Agent, by the acceptance of its appointment, shall be deemed to have agreed with the Trustee to indemnify the Trustee against any loss, liability or expense incurred by the Trustee and to defend any claim asserted against the Trustee by reason of any acts or failures to act of such Authenticating Agent, but such Authenticating Agent shall have no liability for any action taken by it in accordance with the specific written direction of the Trustee.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation and expenses for its services.

The provisions of Section 7.04, Section 7.05 and Section 7.08 shall inure to the benefit of each Authenticating Agent to the same extent that they inure to the benefit of the Trustee.

If an appointment with respect to one or more series is made pursuant to this Section 7.13, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

Wilmington Trust, National Association, as Trustee

By: [FULL LEGAL NAME OF AUTHENTICATING AGENT], as Authenticating Agent

By:
Authorized Signatory

Dated:

7.14	Preferential Collection of Claims.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to Section 311(a) of the Trust Indenture Act regarding the collection of claims against the Company (or any other obligor upon the Securities), excluding any creditor relationship listed in Trust Indenture Act Section 311(b).

VIII.            HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

8.01	Company to Furnish Trustee Names and Addresses of Holders.

In accordance with Section 312(a) of the Trust Indenture Act, the Company (and to the extent applicable under Section 312(a) of the Trust Indenture Act, any other obligor) shall furnish, or cause to be furnished to the Trustee:

(a)            semi-annually with respect to Securities of each series, within 15 days after each Regular Record Date, of each year or upon such other dates as are set forth in or pursuant to the Board Resolution or supplemental indenture authorizing such series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date; and

(b)            within 30 days after the receipt by the Company of any written request from the Trustee, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.

8.02	Reports by Trustee.

(a)            The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each anniversary date following the first issuance of Securities pursuant to Section 3.01, transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such anniversary date with respect to any of the events specified in said Sections 313(a) and 313(b)(2) of the Trust Indenture Act which may have occurred since the later of the immediately preceding anniversary date and the date of this Indenture.

(b)           The Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.

(c)            Reports pursuant to this Section 8.02 shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

8.03	Reports by the Company.

(a)            To the extent required by Section 314(a) of the Trust Indenture Act, the Company and, to the extent an obligor and required under the Trust Indenture Act, the Parent Guarantor or any other Guarantor, shall, so long as the Securities of any series of Securities are outstanding, file with the Trustee such information, documents and other reports as may be required to comply with the provisions of Section 314(a) of the Trust Indenture Act; provided that (i) any failure of the Company, the Parent Guarantor or any other Guarantor to comply with this provision shall not constitute a default or an Event of Default and (ii) only the Trustee, acting at the written direction of Holders of a majority of the aggregate outstanding principal amount of the Securities of the applicable series, may institute a legal proceeding against the Company to enforce such delivery obligation.

(b)            Notwithstanding the foregoing, to the extent the Company, the Parent Guarantor or any other Guarantor files the information and reports referred to in the preceding paragraph with the Commission (including on behalf of another Person) and such information is publicly available on the Commission’s EDGAR database (or any successor database thereto) or any other publicly available database, the Company and the Parent Guarantor, or any other Guarantor shall be deemed to be in compliance with its obligations to furnish or file such information to the Trustee pursuant to this Section 8.03.

(c)            Delivery of reports, information and documents to the Trustee under this Section 8.03 are for informational purposes only, and the Trustee’s receipt of the foregoing shall not constitute constructive or actual notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s, the Parent Guarantor’s or any Guarantor’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed under any filing system or posted to any website.

IX.            CONCERNING THE HOLDERS

9.01	Evidence of Action Taken by Holders.

Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (ii) by the record of the Holders of Securities voting in favor thereof at any meeting of Holders duly called and held in accordance with the rules and procedures established pursuant to Article X or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

Members of, or participants in, a Depositary shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Depositary Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its agent members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

9.02	Proof of Execution of Instruments and of Holding of Securities.

Subject to the provisions of Section 7.03 and Section 315 of the Trust Indenture Act, proof of the execution of any instrument by a Holder or its agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

The fact and date of the execution by any such Person of any instrument may be proved by the certificate of any notary public or other officer authorized to take acknowledgments of deeds to be recorded in any state within the United States, that the Person executing such instrument acknowledged to such notary or other officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer’s or member’s authority. The fact and date of the execution of any such instrument may also be proved in any other manner which the Trustee may deem sufficient.

The ownership of Securities may be proved by the Security Register or by a certificate of the Security Registrar.

If the Company shall solicit from the Holders of Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. Any such record date shall be fixed at the discretion of the Company. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be sought or given before or after the record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be the Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Securities of such series outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the Securities of such series outstanding shall be computed as of such record date.

The Trustee may require such additional proof, if any, of any matter referred to in this Section 9.02 as it shall deem necessary.

9.03	Right of Revocation of Action Taken.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities or of any series of Securities specified in this Indenture in connection with such action, any Holder of a Security which is shown, by evidence, to be included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future holders and owners of such Security, and of any Security issued in exchange therefor or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange therefor or in place thereof. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities.

X.            HOLDERS’ MEETINGS

10.01	Rules for Meetings.

The Trustee may make reasonable rules and procedures for meetings of Holders.

XI.            SUPPLEMENTAL INDENTURES

11.01	Supplemental Indentures Without Consent of Holders.

The Company, any applicable Guarantor, and the Trustee may from time to time and at any time enter into one or more supplemental indentures hereto (which shall, but only to the extent applicable, conform to the provisions of the Trust Indenture Act as it shall be in force at the date of execution of such supplemental indenture or indentures) for one or more of the following purposes:

(1)	to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets that the Company may desire;

(2)	to evidence the succession of another corporation to the Company or any Guarantor, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company or such Guarantor, as applicable, pursuant to Article XII;

(3)	to add to or modify the covenants and agreements of the Company such further covenants, agreements, restrictions or conditions for the protection of the Holders of the Securities of all or any series (and if such covenants, agreements, restrictions or conditions are to be for the benefit of fewer than all series of Securities, stating that such covenants, agreements, restrictions or conditions are expressly being included solely for the benefit of such series);

(4)	to add or modify any Events of Default for the benefit of the Holders of the Securities of all or any series (and if such additional or modified Events of Default are to be for the benefit of fewer than all series of Securities, stating that such additional or modified Events of Default are expressly being included solely for the benefit of such series);

(5)	to prohibit the authentication and delivery of additional series of Securities;

(6)	to cure any ambiguity, omission, mistake, defect or inconsistency;

(7)	to make such other provisions in regard to matters or questions arising under this Indenture as shall not be inconsistent with the provisions of this Indenture or any supplemental indenture; provided that such action shall not adversely affect the rights of Holders of Securities of any series in any material respect;

(8)	to establish the form and terms of the Securities of any series as permitted in Section 2.01, Section 3.01 and Section 3.03, or to authorize the issuance of additional Securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed;

(9)	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.11;

(10)	to provide for uncertificated Securities in addition to or in place of certificated Securities;

(11)	to delete, amend or supplement any provision contained herein or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of Securities or may apply to this Indenture generally, including the amendment and restatement of this Indenture), provided that such amendment or supplement does not (i) apply to any Security of any series then Outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement, as the case may be, is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture or (ii) adversely modify the rights of the Holder of any such Security;

(12)	to add Guarantors or co-obligors for the benefit of the Securities of all or any series or to release Guarantors from their Guarantees of Securities in accordance with the terms of the applicable series of Securities;

(13)	to evidence or facilitate the release, termination, defeasance or discharge of a Guarantee of the Securities of all or any series when such release, termination or defeasance, discharge is permitted under the provisions of this Indenture;

(14)	to secure the Securities or Guarantees of the Securities of all or any series;

(15)	to comply with the applicable procedures of the applicable Depositary;

(16)	to comply with the Trust Indenture Act or maintain the qualification of this Indenture under the Trust Indenture Act; and

(17)	to conform the provisions of this Indenture and the Securities or any Guarantees of the Securities to the description thereof contained in the applicable prospectus and any related prospectus supplement.

Upon request of the Company, the Trustee is hereby authorized to join with the Company and any applicable Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture if the Trustee reasonably concludes that such supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture.

Any supplemental indenture authorized by the provisions of this Section 11.01 shall be executed by the Company and the Trustee and shall not require the consent of the Holders of any of the Securities at the time outstanding, notwithstanding Section 11.02.

11.02	Supplemental Indentures With Consent of Holders.

With the consent (evidenced as provided in Section 9.01) of the Holders of not fewer than a majority of the aggregate principal amount of the Outstanding Securities of any series affected by such supplemental indenture, the Company, any applicable Guarantor, and the Trustee may from time to time and at any time enter into an indenture or supplemental indentures hereto (which shall, but only to the extent applicable, conform to the provisions of the Trust Indenture Act as shall be in force at the date of execution of such supplemental indenture or indentures) for the purpose, with respect to Securities of such series, of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture with respect to Securities of such series or of modifying in any manner the rights of the Holders of the Securities of such series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Security so affected:

(a)            change the Stated Maturity of the principal of, or any installment of principal of or interest, if any, on any Security, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon, or reduce the amount payable upon redemption thereof at the option of the Company, or reduce the amount of the principal of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(b)            adversely affect the right of any Holder to receive payment of the principal of and interest on any Security on the Stated Maturity thereof or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, in each case as such Stated Maturity may, if applicable, be extended in accordance with the terms of such Security, or, in the case of redemption at the option of the Company, on or after the Redemption Date;

(c)            change the currency in which the principal of, any premium or interest on, any Security is payable;

(d)            reduce the percentage in principal amount of the Outstanding Securities of any series the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 5.03 or Section 6.07 of this Indenture; or

(e)            modify any of the provisions of this Section 11.02 or Section 6.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

Upon the written request of the Company and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, the Trustee shall join with the Company and any applicable Guarantor in the execution of such supplemental indenture unless the Trustee reasonably concludes that such supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

A supplemental indenture which changes or eliminates any provision of this Indenture or of any series of Securities that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of Holders of Securities of such series with respect to such provisions, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for the consent of the Holders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture under this Section 11.02, the Company shall give notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Securities in the manner provided in Section 1.05. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

11.03	Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, any Guarantors and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

11.04	Notation on Securities in Respect of Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article XI or after any action taken at a Holders meeting pursuant to the provisions of Article X may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture or as to any such action. If the Company and the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Company and the Trustee, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then outstanding.

11.05	Opinion of Counsel and Officer’s Certificate to Be Given to Trustee.

The Trustee, subject to Section 7.03 and, to the extent applicable, Section 315 of the Trust Indenture Act, shall be entitled to conclusively rely upon and shall be fully protected in acting upon, or refraining from acting upon, an Opinion of Counsel and an Officer’s Certificate stating that (i) any such supplemental indenture is authorized or permitted by the terms of this Indenture and (ii) solely with respect to the Opinion of Counsel, any such supplemental indenture is the valid and binding obligation of the Company, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (c) other commonly recognized statutory and judicial constraints as to enforceability, including statutes of limitations, and (d) public policy considerations which may limit the rights of parties to obtain certain remedies.

XII.            CONSOLIDATION, MERGER AND SALE

12.01	Company and any Guarantor May Consolidate or Merge, Etc.

Subject to the provisions of Section 12.02 and Section 12.03, nothing contained in this Indenture shall prevent any consolidation of the Company or any Guarantor with or the merger of the Company or any Guarantor into any other Person, or any merger of any other Person into the Company or any Guarantor or successive consolidations or mergers to which the Company, any Guarantor or their successor or successors shall be a party or parties, or shall prevent any sale or transfer of all or substantially all of the properties and assets of the Company or any Guarantor to any other Person.

12.02	Conditions to the Company’s Consolidation or Merger, Etc.

(a)            The Company shall not consolidate with or merge into any other Person or sell or transfer all or substantially all of its properties and assets to another Person (other than a Guarantor) unless the successor entity is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (i) in the case of a merger, the Company shall be the continuing Person or (ii) in case the Company shall consolidate with or merge into another Person (and the Company shall not be the continuing Person), or sell or transfer all or substantially all of its properties and assets to another Person, (1) the Person formed by such consolidation or into which the Company is merged or the Person that acquires by sale or transfer all or substantially all of the properties and assets of the Company shall assume, by a supplemental indenture executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Securities, and the Company’s other obligations under this Indenture and (2) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing which has not otherwise been waived or remedied in accordance with this Indenture.

(b)            Every such successor Person, upon executing such supplemental indenture, shall succeed to the Company, with the same effect as if it had been an original party hereto (which succession shall relieve the Company of all liabilities and discharge the Company from all obligations and covenants, in each case under this Indenture and the Securities), and such successor Person shall possess and from time to time may exercise each and every power hereunder of the Company and may execute and deliver Securities hereunder in the name of such successor Person, and any act or proceeding required by this Indenture to be done or performed by any board or officer of the Company may be done or performed with like force and effect by the like board, governing body, officer of such successor Person. In case of any such consolidation, merger, sale or transfer, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate. To the extent that a Board Resolution or supplemental indenture pertaining to any series of Securities provides for different provisions relating to the subject matter of this Article XII, the provisions in such Board Resolution or supplemental indenture shall govern for purposes of such series of Securities.

12.03	Conditions to any Guarantor’s Consolidation or Merger, Etc.

(a)            No Guarantor shall consolidate with or merge into any other Person or sell or transfer all or substantially all of its properties and assets to another Person (other than another Guarantor or the Company) unless the successor entity is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (i) in the case of a merger, a Guarantor or the Company shall be the continuing Person or (ii) in case such Guarantor shall consolidate with or merge into another Person (and such Guarantor or the Company shall not be the continuing Person), or sell or transfer all or substantially all of its properties and assets to another Person, (1) such Person expressly assumes by supplemental indenture all of such Guarantor’s obligations under its Guarantee and this Indenture, and (2) immediately after giving effect to such transaction, no Event of Default has occurred and is continuing which has not otherwise been waived or remedied in accordance with this Indenture.

(b)            Every such successor Person, upon executing such supplemental indenture, shall succeed to the applicable Guarantor, with the same effect as if it had been an original party hereto (which succession shall relieve such Guarantor of all liabilities and discharge such Guarantor from all obligations and covenants, in each case under this Indenture and the Securities), and such successor Person shall possess and from time to time may exercise each and every power hereunder of such Guarantor and may execute and deliver Securities as a Guarantor hereunder in the name of such successor Person, and any act or proceeding required by this Indenture to be done or performed by any board or officer of such Guarantor may be done or performed with like force and effect by the like board, governing body, officer of such successor Person. In case of any such consolidation, merger, sale or transfer, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate. To the extent that a Board Resolution or supplemental indenture pertaining to any series of Securities provides for different provisions relating to the subject matter of this Article XII, the provisions in such Board Resolution or supplemental indenture shall govern for purposes of such series of Securities.

(c)            Notwithstanding the foregoing, (i) any Subsidiary of the Parent Guarantor that is not the Company or a Guarantor may consolidate with or merge with or into, or convey, transfer or lease or otherwise dispose of all or part of its properties and assets to the Parent Guarantor or any of its Subsidiaries, (ii) the Company or any Guarantor may consolidate with or merge with or into, or sell, transfer or otherwise dispose of all or part of its properties and assets to the Company, the Parent Guarantor or another Guarantor, (iii) any Guarantor, including the Parent Guarantor, may consolidate with or merge with or into any Subsidiary of the Parent Guarantor solely for the purpose of reincorporating or reorganizing such Guarantor, (iv) the Company and any Guarantor, including the Parent Guarantor, may convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity and (v) any Guarantor, including the Parent Guarantor, may sell, lease, convey, assign, transfer or otherwise dispose of assets and property to the Company, any Guarantor or any Subsidiary.

12.04	Documents and Opinion to Be Furnished to the Trustee.

If the Company or any Guarantor shall consolidate with or merge into any other Person, or if it shall sell or transfer all or substantially all of its properties and assets, it will promptly furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that its covenants contained in Section 12.02 or Section 12.03, as and to the extent applicable, have been complied with.

XIII.            SATISFACTION AND DISCHARGE OF INDENTURE;
DEFEASANCE; UNCLAIMED MONEYS

13.01	Satisfaction and Discharge.

Unless pursuant to Section 3.01, this Section 13.01 is declared not applicable with respect to the Securities of any series, upon the direction of the Company by a written order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such written order, and the Trustee, on receipt of such written order, the amounts, the Officer’s Certificate and the Opinion of Counsel required by this Section 13.01, at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture as to such series, when

(a)            either:

(i)            all Securities of such series theretofore authenticated and delivered (other than (1) Securities of such series that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.06 and (2) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 13.05) have been delivered to the Trustee for cancellation; or

(ii)            all Securities of such series not theretofore delivered to the Trustee for cancellation:

(1)            have become due and payable,

(2)	will become due and payable at their Stated Maturity within one year, or

(3)	if redeemable at the option of the Company, are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in the currency in which the Securities are payable, or Government Obligations (determined on the basis of the currency in which such Securities are then specified as payable at Stated Maturity), or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on such Securities, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity thereof or Redemption Date, as the case may be;

(b)           the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series; and

(c)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including with respect to clauses (a) and (b) above).

In the event there are Securities of two or more series Outstanding hereunder, the Trustee of each such series shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only with respect to Securities of such series as to which it is Trustee and if the other conditions specified in this Section 13.01 are met. Upon the Company being deemed to have been satisfied and discharged from its obligations with respect to Securities of any series pursuant to this Section 13.01, each Guarantor of the Securities of such series shall be automatically discharged, released from and relieved of all of its obligations under its Guarantee of such Securities, and the Trustee, at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging such discharge, release and relief with respect to each Guarantor.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 13.01, the obligations of the Company and the Trustee with respect to the Securities of such series under Section 3.05, Section 3.06, Section 5.02, Section 5.05, Section 13.03 and Section 13.06, any rights of Holders of the Securities of such series (unless otherwise provided pursuant to Section 3.01 with respect to the Securities of such series) to require the Company to repurchase or repay, and the obligations of the Company to repurchase or repay, such Securities at the option of the Holders pursuant to Section 3.01, and any rights of Holders of the Securities of such series (unless otherwise provided pursuant to Section 3.01 with respect to the Securities of such series) to convert or exchange, and the obligation of the Company to convert or exchange, such Securities into common stock or other securities, shall survive; provided, however, that following the satisfaction and discharge of this Indenture with respect to any series of Securities whose Holders have the right to require the Company to repurchase or repay such Securities or to convert or exchange such Securities into common stock or other securities, the right of the Holder to require repurchase, repayment, conversion or exchange, as the case may be, of any such Security and the Company’s obligation to repurchase, repay, convert or exchange, as the case may be, any such Security shall (unless otherwise provided pursuant to Section 3.01 with respect to the Securities of such series) terminate immediately following the close of business on the final Stated Maturity of such Security or immediately following the close of business on any earlier redemption date of such Security (so long as the Company does not default in the payment of the redemption price plus accrued and unpaid interest, if any, due on such redemption date), as the case may be.

13.02	Defeasance and Covenant Defeasance.

(a)            Unless pursuant to Section 3.01, either or both of (i) defeasance of the Securities of or within a series under clause (b) of this Section 13.02 or (ii) covenant defeasance of the Securities of or within a series under clause (c) of this Section 13.02 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 13.02 (with such modifications thereto as may be specified pursuant to Section 3.01 with respect to any Securities), shall be applicable to such Securities, and the Company may at its option by Board Resolution, at any time, with respect to the Securities of or within such series, elect to have Section 13.02(b) or Section 13.02(c) be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Section 13.02. Unless otherwise specified pursuant to Section 3.01 with respect to the Securities of any series, defeasance under clause (b) of this Section 13.02 and covenant defeasance under clause (c) of this Section 13.02 may be effected only with respect to all, and not fewer than all, of the Outstanding Securities of any series. To the extent that the terms of any Security established in or pursuant to this Indenture permit the Company or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on with respect to such Security is due and payable, then unless otherwise provided pursuant to Section 3.01, the right to extend such date shall terminate upon defeasance or covenant defeasance, as the case may be.

(b)            Upon the Company’s exercise of the option applicable to this Section 13.02(b) with respect to any Securities of or within a series, the Company and any Guarantors shall be deemed to have been discharged from their respective obligations with respect to such Outstanding Securities, on the date the conditions set forth in clause (d) of this Section 13.02 are satisfied (as used herein, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of clause (e) of this Section 13.02 and the other Sections of this Indenture referred to in clauses (i) through (iv) of this paragraph, and to have satisfied all of its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities to receive, solely (except as provided in clause (ii) below) from the trust fund described in clause (d)(1) of this Section 13.02 and as more fully set forth in this Section 13.02 and Section 13.03, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (ii) the obligations of the Company and the Trustee with respect to such Securities under Section 3.05, Section 3.06, Section 5.02 and Section 5.05, with respect to any rights of Holders of such Securities (unless otherwise provided pursuant to Section 3.01 with respect to the Securities of such series) to require the Company to repurchase or repay, and the obligations of the Company to repurchase or repay, such Securities at the option of the Holders pursuant to Section 3.01, and with respect to any rights of Holders of such Securities (unless otherwise provided pursuant to Section 3.01 with respect to the Securities of such series) to convert or exchange, and the obligations of the Company to convert or exchange, such Securities into common stock or other securities, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 13.02 and Section 13.03 and Section 13.06; provided, however, that following defeasance with respect to any series of Securities whose Holders have the right to require the Company to repurchase or repay such Securities or to convert or exchange such Securities into common stock or other securities, the right of the Holder to require repurchase, repayment, conversion or exchange, as the case may be, of any such Security and the Company’s obligation to repurchase, repay, convert or exchange, as the case may be, any such Security shall (unless otherwise provided pursuant to Section 3.01 with respect to the Securities of such series) terminate immediately following the close of business on the final Stated Maturity of such Security or immediately following the close of business on any earlier redemption date of such Security (so long as the Company does not default in the payment of the redemption price plus accrued and unpaid interest, if any, due on such redemption date), as the case may be.

(c)            Upon the Company’s exercise of the option applicable to this Section 13.02(c)with respect to any Securities of or within a series, the Company and any Guarantors shall be released from their respective obligations under this Indenture and, to the extent specified pursuant to Section 3.01, any other covenant applicable to such Securities with respect to such Securities shall cease to be applicable to such Securities on and after the date the conditions set forth in clause (c) of this Section 13.02 are satisfied (as used herein, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that with respect to such Outstanding Securities, the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or any such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 6.01(3)or Section 6.01(6), as the case may be.

(d)            The following shall be the conditions to application of clause (b) or (c) of this Section 13.02 to any Outstanding Securities of or within a series:

(1)            The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another entity satisfying the requirements of Section 7.09 who shall agree to comply with the provisions of this Section 13.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) an amount in the currency in which such Securities are then specified as payable at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with clause (5) below, on the relevant redemption date, as the case may be, (ii) Government Obligations applicable to such Securities (determined on the basis of the currency in which such Securities are then specified as payable at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with clause (5) below, on the relevant redemption date, as the case may be) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities, money in an amount, or (iii) a combination thereof, in any case, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on the Stated Maturity of such principal or installment of principal or interest or the applicable redemption date, as the case may be, and (z) any mandatory sinking fund payments or analogous payments applicable, if any, to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.

(2)            No Event of Default or default (other than that resulting from borrowing funds to be applied to make the deposit under clause (1) above and the granting of any liens in connection therewith) shall have occurred and be continuing on the date of such deposit, and, solely in the case of defeasance under Section 13.02(b), no Event of Default or default with respect to such Securities under clause (4) or (5) of Section 6.01 shall have occurred and be continuing on the date of such deposit.

(3)            In the case of defeasance pursuant to Section 13.02(b), the Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or, in the case of covenant defeasance pursuant to Section 13.02(c), the Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(4)            The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance, as the case may be, under this Indenture have been complied with.

(5)            If the monies or Government Obligations or combination thereof, as the case may be, deposited under clause (1) above are sufficient to pay the principal of, and premium, if any, and interest, if any, on and, to the extent provided in such clause (1) with respect to a particular redemption date, the Company shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.

(6)            Notwithstanding any other provisions of this Section 13.02(d), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.01.

(7)            Upon the defeasance or covenant defeasance of the Company’s obligations with respect to Securities of any series, each Guarantor of the Securities of such series shall be automatically released from and relieved of all of its obligations under its Guarantee of such Securities, and the Trustee, at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging such release and relief with respect to each Guarantor.

(e)            Subject to Section 13.05, all money and Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 13.02(e) and Section 13.03, the “Trustee”) pursuant to clause (d)(1) of Section 13.02 in respect of any Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and the Company shall indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 13.02 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

Anything in this Section 13.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon written order any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (d)(1) of this Section 13.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 13.02(d)(1).

13.03	Application by Trustee of Funds Deposited for Payment of Securities.

All money deposited with the Trustee pursuant to Section 13.01 and Section 13.02, or received by the Trustee in respect of obligations deposited with the Trustee pursuant to Section 13.01 or Section 13.02, shall be held in trust until such time as such money is to be applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Securities, for the payment of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for the principal thereof, premium, if any, and interest, if any, thereon. Moneys held under this Section 13.03 need not be segregated from other funds except to the extent required by law, and the Trustee shall be under no liability with respect to interest on any such moneys.

13.04	Repayment of Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent, other than the Trustee, under this Indenture shall, upon and in accordance with demand of the Company, be paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

13.05	Return of Unclaimed Moneys.

Subject to applicable abandoned property law, any moneys deposited with the Trustee or any Paying Agent not applied but remaining unclaimed by the Holders of Securities for two years after the date upon which the principal of, premium, if any, or interest, if any, on such Securities shall have become due and payable shall be repaid to the Company by the Trustee or such agent on written demand. Thereafter, the Holder of any of the Securities entitled to receive such payment, as a general unsecured creditor, shall look only to the Company for the payment thereof unless applicable law designates another person, and the Company and the Trustee shall have no further liability with respect to such money.

13.06	Reinstatement.

If the Trustee (or other qualifying trustee appointed pursuant to Section 7.10) or any Paying Agent is unable to apply any moneys or Government Obligations deposited pursuant to Section 13.01 or Section 13.02(d)(1) to pay any principal of or premium, if any, or interest, if any, on, with respect to the Securities of any series by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee) or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of and premium, if any, and interest, if any, on the Securities of such series as contemplated by Section 13.01 or Section 13.02 as the case may be, and Section 13.03; provided, however, that if the Company makes any payment of the principal of or premium, if any, or interest, if any, on, in respect of the Securities of such series following the reinstatement of its obligations as aforesaid, the Company shall be subrogated to the rights of the Holders of such payment from the funds held by the Trustee (or other qualifying trustee) or Paying Agent.

XIV.            GUARANTEE

14.01	Guarantee.

(a)            Subject to the terms of this Article XIV and as may be otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, the Parent Guarantor unconditionally, fully and irrevocably guarantees the Securities and obligations of the Company under this Indenture, and guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of such Holder, that (i) the principal of (and premium, if any) and interest on the Securities will be paid in full when due, whether at Stated Maturity, by acceleration, redemption or other event set forth in this Indenture, together with interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption or other event set forth in this Indenture. For the avoidance of doubt, this Article XIV will not become operative, and no Guarantee of the Parent Guarantor will be issued, unless and until the Company issues any series of Securities under this Indenture.

(b)            The Parent Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture or the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof (other than those which expressly release, discharge or otherwise affect the Guarantee of the Parent Guarantor), any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Parent Guarantor.

(c)            The Parent Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants, that the Guarantee of the Parent Guarantor shall not be discharged, except by complete performance of the obligations contained in the Securities and this Indenture. The Parent Guarantor acknowledges that its Guarantee is a guarantee of payment and not of collection.

(d)            The Parent Guarantor hereby agrees that, in the Event of Default in payment of principal (or premium, if any) or interest on any Securities, whether at Stated Maturity, by acceleration, redemption, repurchase or other event set forth in this Indenture, legal proceedings may be instituted by the Trustee on behalf of itself or on behalf of, or by, the Holder of such Securities, subject to the terms and conditions set forth in this Indenture, directly against the Parent Guarantor to enforce its Guarantee without first proceeding against the Company or any other Guarantor.

(e)            The Parent Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Parent Guarantor further agrees that, as between the Parent Guarantor, on the one hand, and the Holders and the Trustee, on the other hand (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purpose of this Guarantee. The Parent Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under any Guarantee.

(f)            The Guarantee of the Parent Guarantor shall be evidenced solely by the execution and delivery of this Indenture and no notation of the Guarantee need be endorsed on any Security.

14.02	Reinstatement.

The Parent Guarantor hereby agrees that its Guarantee provided hereunder shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest with respect to its Guarantee is returned by a Holder to the Company or the Parent Guarantor to the extent a court of competent jurisdiction requires the return of such payment, which was previously discharged, to the Company, the Parent Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any applicable Guarantor.

14.03	Limitation of the Parent Guarantor’s Liability.

The Parent Guarantor and by its acceptance hereof, the Trustee, for itself and on behalf of each Holder, confirms that it is the intention of all such parties that the Guarantee by the Parent Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, for itself and on behalf of the Holders, and the Parent Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor (and after giving effect to any collections from rights to receive contribution or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor), result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance. If the Parent Guarantor makes a payment under its Guarantee, it shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor (to the extent applicable) in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

XV.            IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS

15.01	Personal Immunity from Liability of Incorporators, Stockholders, Etc.

No recourse under or upon any obligation, covenant or agreement of this Indenture or any supplemental indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator or against any past, present or future stockholder, partner, Subsidiary, employee, officer, director, Affiliate or controlling person, as such, of the Company, any Guarantor or of any predecessor or successor corporation, either directly or through the Company, Guarantor or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and issue of the Securities.

[The Remainder of this Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

CF INDUSTRIES, INC., as Company

By:	/s/ Martin A. Jarosick
Name:	Martin A. Jarosick
Title:	Vice President, Treasury and Investor Relations, Treasurer and Assistant Secretary

CF INDUSTRIES HOLDINGS, INC., as Parent Guarantor

By:	/s/ Martin A. Jarosick
Name:	Martin A. Jarosick
Title:	Vice President, Treasury and Investor Relations, Treasurer and Assistant Secretary

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Karleen R. Bratland
Name:	Karleen R. Bratland
Title:	Assistant Vice President

[Signature Page to Indenture]